Exhibit 99.1

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732

 NEWS RELEASE

Inland Real Estate Corporation

Prices Public Offering of 6.95% Series B

Cumulative Redeemable Preferred Stock

OAK BROOK, Ill. (October 10, 2014) — Inland Real Estate Corporation (NYSE: IRC) (the “Company”) today announced that it has priced an underwritten public offering of 4,000,000 shares of its 6.95% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) at a public offering price of $25.00 per share, for net proceeds of approximately $96.85 million, after deducting the underwriting discount but before expenses. The offering, which is subject to customary closing conditions, is expected to close on October 16, 2014.

The Company intends to use the net proceeds of the offering to purchase additional properties to be owned by the Company or one or more of its joint ventures and for general corporate purposes, including the repayment of indebtedness, which may include repaying amounts outstanding on the Company’s unsecured line of credit facility, which matures on August 22, 2017, as described under “Use of Proceeds” in the prospectus supplement for the offering.

The Company is conducting the offering pursuant to an effective registration statement under the Securities Act of 1933.

The Company intends to file an application to list the Series B Preferred Stock on the New York Stock Exchange under the symbol “IRCPrB.” If listing is approved, the Company expects trading to commence within 30 days after initial delivery of the shares of Series B Preferred Stock.

Wells Fargo Securities is acting as sole book-running manager for the offering. BMO Capital Markets Corp. is acting as co-manager for the offering.

The Company is conducting the offering pursuant to an effective registration statement under the Securities Act of 1933.

The offering is being made solely by means of a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission. Copies of the prospectus supplement and the accompanying prospectus may be obtained for free by accessing the Securities and Exchange Commission’s website at http://www.sec.gov, by contacting Wells Fargo Securities, LLC Attn: Capital Markets Client Support, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, by emailing cmclientsupport@wellsfargo.com, or by calling toll-free at 1-800-326-5897.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Proskauer Rose LLP and Venable LLP are acting as legal counsel to the Company, and Sidley Austin LLP is acting as legal counsel to the underwriters, in connection with the offering.

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-managed, publicly traded real estate investment trust (REIT) that owns and operates open-air neighborhood, community and power shopping centers and single-tenant retail properties located primarily in Midwest markets. As of June 30, 2014, the Company owned interests in 135 investment properties, including 31 owned through its unconsolidated joint ventures. Additional information on Inland Real Estate Corporation is available at www.inlandrealestate.com. To connect with Inland Real Estate Corporation via LinkedIn, visit http://www.linkedin.com/company/inland-real-estate-corporation, or via Twitter at www.twitter.com/IRC_REIT.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995.These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements herein due to numerous risks and uncertainties. See ‘‘Risk Factors’’ beginning on page S-10 of the prospectus supplement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for a more complete discussion of these risks and uncertainties.  These factors include, but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and other factors that could affect our ability to qualify as a REIT. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Inland Real Estate Corporation Contact:

Dawn Benchelt, Investor Relations Director

(630) 218-7364

ir@inlandrealestate.com